UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

Piedmont Office Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34626

Maryland	58-2328421
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11695 Johns Creek Parkway
Suite 350
Johns Creek, GA 30097-1523
(Address of principal executive offices, including zip code)

770-418-8800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 14, 2014, Piedmont Office Realty Trust, Inc. (the "Registrant") held its annual meeting of stockholders in Alpharetta, Georgia. Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

The following matters were submitted to a vote of the stockholders:

The Registrant’s stockholders elected the following individuals to its board of directors for one-year terms expiring in 2015:

Name	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Votes
W. Wayne Woody	101,409,448	1,741,639	26,634,787
Michael R. Buchanan	101,536,097	1,614,990	26,634,787
Wesley E. Cantrell	101,480,112	1,661,118	26,634,787
William H. Keogler, Jr.	101,519,219	1,631,868	26,634,787
Frank C. McDowell	101,529,153	1,621,934	26,634,787
Donald A. Miller, CFA	101,628,617	1,522,470	26,634,787
Raymond G. Milnes, Jr.	101,658,454	1,492,633	26,634,787
Donald S. Moss	101,344,883	1,806,204	26,634,787
Jeffery L. Swope	101,652,349	1,498,738	26,634,787

The Registrant’s stockholders voted to ratify the appointment of Ernst and Young, LLP, as independent registered public accountants for 2014, as follows:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained
129,147,060	252,334	386,479

The Registrant's stockholders voted to approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement as follows:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
92,716,699	9,701,527	731,597	26,634,787

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.

Date: May 14, 2014	By:	/s/ Robert E. Bowers
Robert E. Bowers
Chief Financial Officer and Executive Vice President